SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

No Borders, Inc.

 (Exact name of Company as specified in its charter)

Nevada	000-27323	88-0429812
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
18716 East Old Beau Trail Queen Creek, Arizona 85142
(Address of principal executive offices)
Phone: (760) 582-5115
(Company’s Telephone Number)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

No Borders, Inc.

Current Report

Form 8-K

Item 1.01 – Entry Into A Material Definitive Agreement

On March 12, 2018, No Borders, Inc., a Nevada Corporation (the “Company”) after review and recommendation from the Board, entered into an Agreement for Conversion of Indebtedness into Restricted Common Stock with Lannister Holdings, Inc., pursuant to which it was agreed that $53,107 of outstanding convertible indebtedness (the “Indebtedness”) would be converted to 38,738,000 shares of the Company’s restricted common stock at a price per share of $0.0015 (the “Agreement for Conversion”).

On March 14, 2018, the Company signed the share exchange agreement (“Agreement”) with Lannister Holdings, Inc., a company incorporated under the laws of the State of Arizona (the “Lannister”) and all of the shareholders of Lannister (the “Selling Shareholders”) pursuant to the Agreement by and amongst the Company, Lannister and the Selling Shareholders. The Company, will acquire 100% of the issued and outstanding securities of Lannister Holdings, Inc., in exchange for the issuance of 20,000,000 shares of the Company’s Restricted Common Stock, par value $0.001 per share.

As a result of the Agreement the Selling Shareholders will acquire up to approximately 8% of the voting rights of Company’s currently issued and outstanding shares of common stock.  Upon completion of the Agreement, Lannister Holdings, Inc., will become the wholly-owned subsidiary of the Company and the Company will have acquired the business and operations of Lannister Holdings, Inc.

The Agreement includes customary representations, warranties and covenants of the Company, Lannister Holdings, Inc., and the Selling Shareholders, made to each other as of specific dates.

On March 28, 2018, the Company entered into an amended agreement of conversion (“Conversion Agreement”), with Black Ice Advisors, LLC (the “Holder”) of a note in the principal amount of $62,380 (the “Note”) with an original issuance date of March 24, 2015; whereby, the Holder of the Note agreed to convert the entire note and interest, based on a fifty percent discount to a share price of $0.03 per share, instead of using the Note’s original conversion price of a fifty percent discount to the lowest traded price of the Common Stock over a ten trading day look back period, which would have given the Holder a conversion price of $0.005 per share. Based upon the Conversion Agreement the Company issued 4,982,466 shares to the Holder for the complete extinguishment of that Note.

The foregoing summaries of the Agreement for Conversion and the Agreement are not complete and are qualified in their entirety by reference to the full text of the documents, which are filed as Exhibit 10.01 and 10.02 to this Current Report on Form 8-K and which is incorporated into and made a part of this Item 1.01 by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets

Item 1.01 of this Current Report on Form 8-K is incorporated into and made a part of this Item 2.01 by reference.

Item 3.02 – Unregistered Sales Of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.01	Form of Agreement to Convert Indebtedness by and between the Company and Lannister Holdings, Inc., dated March 12, 2018.
10.02	Form of Share Exchange Agreement, by and among the Company and the Shareholders named therein, dated as of March 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

No Borders, Inc. Date: March 28, 2018 By: /s/ Joseph Snyder Joseph Snyder Chief Executive Officer

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